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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 22, 2000



                          KSL RECREATION GROUP, INC.
             (Exact name of Registrant as specified in its charter)


                        Commission File Number 333-31025


                Delaware                                  33-0747103
      (State or other jurisdiction of               (IRS Employer ID Number)
      incorporation or organization)


           55-880 PGA Boulevard
           La Quinta, California                         92253
           ---------------------                         -----
      (Address of principal executive offices)         (Zip Code)


                                  760/564-8000
                                  ------------
                (Registrant's telephone number, including area code)




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                                Page 1 of 3 pages





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5.    OTHER MATTERS

      On June 22, 2000, the Company's Board of Directors declared a cash dividend in the amount of $19,309,400 to KSL Recreation Corporation ("Parent"). The dividend was paid on July 24, 2000. The cash dividend was used by the Parent to repurchase common stock and options of the Parent held by certain present and former employees and consultants of the Company and its subsidiaries. This dividend is in accordance with the terms and conditions of the Indenture and the amended and restated credit agreement, which provide for dividends (subject to defined amount limitations) applied solely for the repurchase of common stock of the Parent held by any future, present or former employees, directors or consultants of the Company or any of the Company's subsidiaries.

7.    FINANCIAL STATEMENTS AND EXHIBITS

      Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as part of this report:

Exhibits

10.1 First Amendment to the Amended and Restated Credit Agreement, dated as of May 4, 2000.




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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    KSL RECREATION GROUP, INC.


                                    By:         \s\ John K. Saer, Jr.        .
                                       --------------------------------------
                                          John K. Saer, Jr.
                                          Vice President, Chief Financial
                                          Officer and Treasurer


Date:  July 24, 2000